Exhibit 10.1

September 13, 2021

Spire Global Canada Acquisition Corp.

Dear Sirs/Madams:

Re:	Support and Voting Agreement

All capitalized terms used but not otherwise defined in this Support and Voting Agreement (the “Agreement”) shall have the respective meanings ascribed to them in the Arrangement Agreement.

● (the “Shareholder”) understands that Spire Global Canada Acquisition Corp. (“Purchaser” or “you”), Spire Global, Inc. and exactEarth Ltd. (the “Company”) wish to enter into an arrangement agreement dated as of the date hereof (the “Arrangement Agreement”) contemplating an arrangement (the “Arrangement”) of the Company under section 192 of the Canada Business Corporations Act, which will result in, among other things, the Purchaser acquiring all of the common shares of the Company. I am, or one of my affiliates or associates is the registered or beneficial owner of that number of common shares (the “Holder Shares”) and options to acquire common shares in the share capital of the Company, including RSUs and DSUs (collectively with the Holder Shares, the “Holder Securities”) set forth on Schedule “A” attached to this Agreement.

I hereby agree, solely in my capacity as securityholder and not in my capacity as an officer or director of the Company, from the date hereof until the termination of this Agreement in accordance with its terms:

(a)

to vote or to cause to be voted the Holder Shares, and any other common shares, preferred shares or other securities of the Company directly or indirectly acquired by or issued to the undersigned after the date hereof (including without limitation any common shares issued upon further exercise of options to purchase common shares or the settlement of RSUs in common shares), if any, (i) in favour of the Arrangement and any other matter necessary for the completion of the Arrangement at the meeting of shareholders of the Company held to consider it or any adjournment or postponement thereof; and (ii) against any proposed action which would reasonably be expected to be likely to impede, interfere with, materially delay or otherwise adversely affect the consummation of the Arrangement;

(b)

not to grant or agree to grant any proxy, power of attorney or other right to vote the Holder Shares, or enter into any voting trust or pooling or other agreement with respect to the calling of meetings of holders of the Shares, including the meeting of holders of Shares to approve the Arrangement, or the giving of any consents or approvals of any kind with respect to the Holder Shares, in each case other than pursuant to this Agreement;

(c)	not to requisition or join in the requisition of any meeting of any of the securityholders of the Company for the purpose of considering any resolution;

(d)

to deliver or to cause to be delivered to the Company, as soon as practicable, and in any event at least 10 Business Days prior to the date of the Company Meeting, duly executed proxies or voting instruction forms voting in favour of the Arrangement, instructing the holder thereof to vote in favour of the Arrangement Resolution and naming those individuals as may be designated by the Company in the management proxy circular in connection with the meeting of shareholders of the Company at which the Arrangement Resolution will be voted on or any adjournment or postponement thereof and not to take, nor permit any Person on my behalf to take, any action to withdraw, amend or invalidate any proxy or voting instruction form, as the case may be, deposited pursuant to this Agreement;

(e)	not to exercise any rights of appraisal, rights of dissent or rights to demand the repurchases of the Holder Shares in connection with the Arrangement;

(f)

except in my capacity as director or officer to the extent permitted by the Arrangement Agreement, (i) to immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any persons conducted heretofore with respect to any potential Acquisition Proposals, and (ii) not to, directly or indirectly, make or participate in or take any action that would reasonably be expected to result in an Acquisition Proposal, or engage in any discussion, negotiation or inquiries relating thereto or accept any Acquisition Proposal; and

(g)

not to, directly or indirectly, sell, transfer, pledge or assign or agree to sell, transfer, pledge or assign any of the Holder Securities or any interest therein other than in connection with the Arrangement.

Notwithstanding any provision of this Agreement to the contrary, you hereby agree and acknowledge that I am executing this Agreement and am bound hereunder solely in my capacity as a securityholder of the Company. Nothing contained in this Agreement shall limit or affect any actions I may take in my capacity as a director or officer of the Company or limit or restrict in any way the exercise of my fiduciary duties as director or officer of the Company including, without limitation, responding in my capacity as a director or officer of the Company to a written Acquisition Proposal and making any determinations in that regard in the exercise of my fiduciary duties, subject to compliance with the terms of the Arrangement Agreement.

I hereby represent and warrant that

(a)

I am the sole registered and/or beneficial owner of the Holder Securities as set out in Schedule “A” attached to this Agreement, with good and marketable title thereto free and clear of any and all encumbrances, mortgages, charges, pledges, security interests, liens, adverse claims and demands or rights of others of any nature or kind whatsoever, and I have the sole and exclusive right to vote (in the case of Holder Shares) and sell (in the case of transferable Holder Securities) all of the Holder Securities, and, other than pursuant to this Agreement, none of the Holder Securities is subject to any proxy, power of attorney, attorney in fact, voting trust, vote pooling, or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind;

(b)

except for the Arrangement Agreement, no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned of any of the Holder Securities or any interest therein or right thereto;

(c)	the only securities of the Company beneficially owned, directly or indirectly, by the undersigned on the date hereof are the Holder Securities; and

(d)

there is no claim, action, audit, investigation, lawsuit, arbitration, mediation or other proceeding in progress or pending or, to my knowledge, threatened, against or otherwise affecting me which could reasonably be expected to impair my ability to deliver this Agreement and to perform my obligations contemplated hereby;

I agree that the details of this Agreement may be described in any press release, information circular or other communication prepared by the Company in connection with the Arrangement and in any material change report by the Company in connection with the execution and delivery of this Agreement and I further agree to this Agreement being made publicly available, including by filing on SEDAR, in accordance with applicable securities laws. Except as required by Law or applicable stock exchange requirements or as otherwise permitted by this Agreement or the Arrangement Agreement, I will not make any public announcement or public statements with respect to the transactions contemplated by this Agreement and the Arrangement Agreement without the prior written approval of Purchaser.

This Agreement shall terminate and be of no further force and effect upon the earlier of (a) the termination of the Arrangement Agreement in accordance with its terms, (b) Purchaser, without the prior written consent of the undersigned, changes the amount or form of Consideration set out in the Arrangement Agreement other than to add additional consideration, (c) the mutual agreement in writing of the undersigned and Purchaser, or (d) the Effective Time.

This Agreement shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

This Agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the undersigned, upon which this letter as so accepted shall constitute an agreement among us.

Yours truly,

●

[Signature Page to Support and Voting Agreement]

Accepted and agreed on this 13th day of September, 2021.

SPIRE GLOBAL CANADA ACQUISITION CORP.

Authorized Signing Officer

[Signature Page to Support and Voting Agreement]

Schedule “A”

Name of Holder	Company Shares	Company Options	RSUs	DSUs
●	●	●	●	●